                        Pomeroy Computer Resources, Inc.
                 Exhibit 11 - Computation of Earnings Per Share
                    (in thousands, except per share amounts)

                               THREE MONTHS ENDED


                                                  July 5,
                                              ----------------
                                               2000     2001
                                              -------  -------
BASIC
Weighted average common shares
outstanding                                    12,077   12,591
                                              =======  =======

Net income                                    $ 7,605  $ 4,243
                                              =======  =======

Net income per common share                   $  0.63  $  0.34
                                              =======  =======

DILUTED
Weighted average common shares
outstanding                                    12,077   12,591

Dilutive effect of stock options outstanding
during the period                                 163       82

Total common and common equivalent
                                              -------  -------
shares                                         12,240   12,673
                                              =======  =======

Net income                                    $ 7,605  $ 4,243
                                              =======  =======

Net income per common share                   $  0.62  $  0.33
                                              =======  =======

                        Pomeroy Computer Resources, Inc.
                 Exhibit 11 - Computation of Earnings Per Share
                    (in thousands, except per share amounts)

                                SIX MONTHS ENDED


                                                  July 5,
                                              ----------------
                                               2000     2001
                                              -------  -------
BASIC
Weighted average common shares
outstanding                                    11,980   12,584
                                              =======  =======

Net income                                    $13,891  $ 7,169
                                              =======  =======

Net income per common share                   $  1.16  $  0.57
                                              =======  =======

DILUTED
Weighted average common shares
outstanding                                    11,980   12,584

Dilutive effect of stock options outstanding
during the period                                 208      107

Total common and common equivalent
                                              -------  -------
shares                                         12,188   12,691
                                              =======  =======

Net income                                    $13,891  $ 7,169
                                              =======  =======

Net income per common share                   $  1.14  $  0.56
                                              =======  =======